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                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

    THIS AGREEMENT (this "AGREEMENT") is dated as of October 31, 1997, and is between ELTRAX SYSTEMS, INC., a Minnesota corporation having its principal place of business in Southfield, Michigan ("Eltrax"), together with its subsidiaries (Eltrax and its subsidiaries collectively being the "Company") and JOHN M. GOOD, an individual residing in the State of Ohio ("Employee"). The parties agree as follows:

                                    ARTICLE
                                       1.
                          EMPLOYMENT, DUTIES AND TERM

1.1. EMPLOYMENT; POSITION. Upon the terms and conditions set forth in this Agreement, the Company hereby employs Employee as President of DataComm Associates, Inc. and Midwest Telecom Associates, Inc, and Employee accepts such employment.

1.2. DUTIES.

     (a) Employee shall devote his full-business time and give his best efforts to the Company and to fulfilling the duties of his position which shall include such duties with respect to the Company as may from time to time be assigned to him by the CEO of the Company, commensurate with Employee's position, experience and/or skills or expertise.

     (b) Employee shall perform his duties in the best interests of the Company and its shareholders.

     (c) Employee shall comply with the Company's policies and procedures to the extent they are not inconsistent with this Agreement in which case the provisions of this Agreement prevail. In addition, Employee shall comply with the Company's lawful policies on employee conduct and business ethics.

1.3. TERM. The term of this Agreement shall commence October 30, 1997 and shall terminate on October 31, 2000 (the "Base Term"), unless earlier terminated pursuant to Article 3 of this Agreement. Commencing November 1, 2000 and on each November 1st thereafter, the term of Employee's employment hereunder shall be automatically extended for one (1) additional year unless at least thirty (30) days before the end of the Base Term or any extension, either party gives written notice to the other of the cessation of further extensions.

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                                       ARTICLE
                                          2.
                      BASE COMPENSATION, EXPENSES, AND BENEFITS

2.1. BASE SALARY. For all services rendered under this Agreement during the term of Employee's employment, the Company shall pay Employee, in accordance with Eltrax's usual pay practices (which is currently every two weeks), a base salary, exclusive of benefits and bonuses, at an annual rate of One Hundred Thirty Thousand Dollars ($130,000) (the "Base Salary"). The Base Salary may be increased annually in an amount determined by the Compensation Committee of the Eltrax Board of Directors, in its sole discretion.

2.2. BONUS. At any time during the term of this Agreement, the Company may pay Employee a discretionary bonus as additional compensation, which shall be determined by the Compensation Committee of the Eltrax Board of Directors, in its sole discretion (the "Bonus").

2.3. BENEFITS. In addition to other compensation, Employee shall be entitled to participate in all benefit plans currently maintained or hereafter established by the Company for the benefit of its executive officers generally, in accordance with the terms and conditions of such plans
     (each a "Benefit Plan").   Employee shall be entitled to four (4) weeks
     vacation. The current Benefit Plans of the Company are set forth in Exhibit A attached to this Agreement.

2.4. INCENTIVE STOCK OPTIONS. Employee shall receive incentive stock options to acquire 50,000 shares of Eltrax common stock at the market price of such shares as of October 31, 1997 (the "Options") pursuant to the terms and conditions of the Eltrax 1997 Stock Incentive Plan, which shall vest during Employee's employment subject to Article 3 according to the following schedule: 14,000 on October 31, 1997, 14,000 on January 1, 1998, 14,000 on January 1, 1999 and 8,000 on January 1, 2000.

2.5. EXPENSES. The Company shall reimburse Employee for all expenses reasonably and necessarily incurred by Employee during the course and in furtherance of his employment, subject to and made in accordance with such reasonable and nondiscriminatory policies and procedures as may be established by the Company as applicable to its executive officers.

2.6  AUTOMOBILE.   Employee shall retain and shall be entitled to the
     exclusive use during the course of Employee's employment of the automobile currently being used by the Employee and leased by the Company as of the execution of this Agreement (the "Automobile"). The Company shall retain the rights to use the Automobile pursuant to the current lease. Upon the expiration of the current lease term for the Automobile, the Company shall lease a new comparable automobile for Employee's exclusive use during the course of Employee's employment.


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2.7  LOCATION.  During Employee's employment, Employee's principal place of employment shall be at 30701 Lorian Road North, Olmsted, Ohio (the "Office"), or at such other address located within a reasonable distance of the Office, as the Company may determine.

                                       ARTICLE
                                          3.
                                  EARLY TERMINATION

3.1. TERMINATION FOR CAUSE. The Company may terminate this Agreement and Employee's employment immediately for cause. For the purpose hereof, "cause" means: (a) fraud; (b) theft or embezzlement of the Company's assets; (c) willful violation of law constituting a felony; (d) a material breach of the terms and conditions of this Agreement not cured within thirty (30) days after written notice; or (e) the continued failure by Employee to perform his duties as reasonably assigned to Employee under this Agreement for a period of thirty (30) days after written notice describing such failure. In the event of termination for cause pursuant to this section, Employee shall be paid at the usual rate of Employee's annual Base Salary through the date of termination specified in any notice of termination (the "Termination Date") and any amounts to which the Employee is entitled under any Benefit Plan. No Options shall vest following the Termination Date.

3.2. TERMINATION WITHOUT CAUSE. Either Employee or the Company may terminate this Agreement and Employee's employment without cause upon thirty (30) days' advance written notice (the "Termination Notice"). In the event of termination of this Agreement and of Employee's employment pursuant to this section, compensation shall be paid as follows:

     (a) If the termination is by Employee, Employee shall be paid his Base Salary through the date specified in the Termination Notice as well as the Bonus, if any, declared prior to the Termination
         Notice.   Employee's Options shall vest through the date of
         termination specified in the Termination Notice.

     (b) If the termination is by the Company, Employee shall be paid his Base Salary through the Base Term or any applicable renewal term, as well as the Bonus, if any, declared prior to the Termination Notice. All of Employee's unvested Options shall vest on the date of termination specified in the Termination Notice and all benefits described in Section 2.3 shall continue through the end of the Base Term or the applicable renewal term.

3.3. TERMINATION IN THE EVENT OF DEATH OR DISABILITY. This Agreement and Employee's employment shall terminate in the event of death or Disability of Employee. "Disability" shall mean Employee's inability, as reasonably determined by the Company, to perform the essential functions of his duties under this Agreement because of illness or incapacity for a continuous period of six (6) months. In the event of Employee's death, Base Salary shall be terminated as of the end of the month in which Employee's death occurs. All of


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     Employee's unvested Options shall vest at the end of the month in which
     Employee's death occurs. Employee's estate shall receive any Bonus declared prior to the end of such month and unpaid as of the date of Employee's death. In the event of Disability, Base Salary shall be terminated as of the end of the month in which the last day of the six-month period of Employee's Disability occurs and all of Employee's unvested Options shall vest on such date. Notwithstanding anything to the contrary in this paragraph, the Company shall make reasonable accommodation as required by the Americans with Disabilities Act or similar state law.

3.4. ENTIRE TERMINATION PAYMENT. The compensation provided in this Agreement for early termination shall constitute Employee's sole compensation for such termination, provided that such termination was not in violation of applicable law.

                                       ARTICLE
                                          4.
                      CONFIDENTIALITY, DISCLOSURE AND ASSIGNMENT

4.1. CONFIDENTIALITY. Employee will not, during the term or after the termination or expiration of this Agreement, publish, disclose, or utilize in any manner any Confidential Information (as hereinafter defined) obtained while employed by the Company. If Employee leaves the employ of the Company, Employee will not, without its prior written consent, retain or take away any drawing, writing or other record in any form containing any Confidential Information. "Confidential Information" means information or material which is not generally available to or used by others, or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain, including: (a) information or material relating to the Company, and its businesses as conducted or anticipated to be conducted, business plans, operations, past, current or anticipated software, products or services, customers or prospective customers, or research, engineering, development, manufacturing, purchasing, accounting, or marketing activities; (b) information or material relating to the Company's inventions, improvements, discoveries, "know-how," technological developments, or unpublished works, or to the materials, apparatus, processes, formulae, plans or methods used in the development, manufacture or marketing of the Company's software, products or services;
     (c) any information marked "proprietary," "private," or "confidential";
     (d) trade secrets; (e) software in any stage of development, including source code and binary code, software designs, specifications, programming aids (including subroutines and productivity tools), programming languages, interfaces, visual displays, technical documentation, user manuals, data files and databases; and (f) any similar information of the type described above which the Company obtained from another party and which the Company treats as or designates as being proprietary, private or confidential, whether or not owned or developed by the Company.

4.2. BUSINESS CONDUCT AND ETHICS. During the term of employment with the Company, Employee will engage in no activity or employment which may conflict with the interest


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     of the Company, will dutifully comply with all reasonable, nondiscriminatory Company policies and guidelines and will observe the highest standard of ethical business conduct.

4.3. DISCLOSURE. Employee will disclose promptly in writing to an officer of the Company all inventions, discoveries, software, writings and other works of authorship which are conceived, made, discovered, or written jointly or singly on business time during the term of the Agreement, provided the invention, improvement, discovery, software, writing or other work of authorship is capable of being used by the Company in the normal course of business, and all such inventions, improvements, discoveries, software, writings and other works of authorship shall belong solely to the Company.

4.4. INSTRUMENTS OF ASSIGNMENT. Employee will sign and execute all instruments of assignment and other papers to evidence the granting of all entire right, title and interest in such inventions, improvements, discoveries, software, writings or other works of authorship to the Company, at the request and the expense of Company, and Employee will do all acts, give any needed testimony and sign all instruments of assignment and other papers Eltrax may reasonably request relating to applications for patents, copyrights, and the enforcement and protection thereof.

4.5. SURVIVAL. The obligations of this Article 4 shall survive the expiration or termination of this Agreement.

                                        ARTICLE
                                            5.
                                    NON-COMPETITION

5.1. NON-COMPETITION. Employee agrees that during the Base Term and any extension thereof:

     (a) Employee will not, directly or indirectly, alone or as a partner, member, officer, director, shareholder or employee of any other firm or entity, engage in any commercial activity in competition with any part of the Company's business which was under Employee's management or supervision at any time during the term of this Agreement or any part of the Company's business with respect to which Employee has Confidential Information. For purposes of this section, "shareholder" shall not include beneficial ownership of less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose voting stock is traded in a public market. Also for purposes of this section, "the Company's business" shall include businesses conducted by the Company, any subsidiary of the Company and any affiliate of the Company and any partnership or joint venture;

     (b) divert, or by aid to others, do anything which would tend to divert, or may divert from the Company, any trade or business with any customer, supplier or vendor with whom the Company has had any contact or association; or


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     (c)      take any affirmative action to induce or attempt to induce any person employed by the Company to leave the employment of the Company.

5.2. EFFECT OF TERMINATION. Upon the termination of Employee's employment, no additional compensation shall be paid for the non-competition obligation.

5.3. SURVIVAL. In the event termination occurs prior to completion of the Base Term, the obligations of this Article 5 shall continue through completion of the Base Term. In the event termination occurs following the end of the Base Term: (a) if such termination is by the Company under Sections 3.1 or 3.2(b) then the obligations of this Article 5 shall continue through the end of any renewal term agreed to under Section 1.3, and (b) if such termination is by the Employee under Section 3.2(a), then the obligations of this Article 5 shall continue only through the date of such termination.


                                         ARTICLE
                                            6.
                                    GENERAL PROVISIONS

6.1. NO ADEQUATE REMEDY. The parties acknowledge it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, in the event of a claim for equitable relief, each party hereby waives the claim or defense that the other has an adequate remedy at law.

6.2. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. This Agreement shall not be assignable by the Employee, but its economic terms shall inure to the benefit of the Employee's heirs and beneficiaries.

6.3. NOTICES. All notices, requests and demands given to or made pursuant hereto shall, except as otherwise specified herein, be in writing and be delivered or mailed to any such party at its address which:

     (a) In the case of the Company shall be:

                        Eltrax Systems, Inc.
                        2000 Town Center, Suite 690
                        Southfield, Michigan 48075
                        Attn: Clunet R. Lewis


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                        With a copy to:

                        William E. Sider, Esq.
                        Jaffe, Raitt, Heuer & Weiss, P.C.
                        One Woodward Avenue, Suite 2400
                        Detroit, Michigan 48226


     (b) In the case of Employee shall be:

                        John M. Good
                        30701 Lorain Road
                        North Olmsted, OH  44070

                        With a copy to:

                        Laura Nemeth, Esq.
                        Berick, Pearlman & Mills Co., L.P.A.
                        1350 Eaton Center, 1111 Superior Avenue
                        Cleveland, Ohio 44114

     Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed sent on the registered date or that stamped on the certified mail receipt, and shall be deemed received on the second business day thereafter.

6.4. CAPTIONS. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

6.5. GOVERNING LAW. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Michigan without giving effect to the conflict of laws principles thereof.

6.6. CONSTRUCTION. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited or invalid, all remaining clauses shall remain fully enforceable.

6.7. WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any partial exercise of any right or remedy hereunder preclude any exercise of that or any other right or remedy granted hereby by law.

6.8. MODIFICATION. This Agreement may not be and shall not be modified or amended except by written instrument signed by all parties.


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6.9. ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon and supersedes all prior or contemporaneous agreements, understandings and negotiations with respect to the subject matter hereof.

6.10. ARBITRATION. With the sole exception of injunctive relief as contemplated by Section 7.1 of this Agreement, any controversy or claim arising out of any aspect of the relationship of the parties hereto, will be settled by binding arbitration in Southfield, Michigan by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association.
         Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of Michigan for this purpose.

6.11. ATTORNEYS' FEES. In the event there is litigation or other proceedings between the parties hereto with respect to their rights and obligations under this Agreement, the prevailing party in any such litigation shall be entitled to recover from the opposing party all reasonable attorneys' fees and expenses (including fees of accountants) incurred by the prevailing party in connection with such proceeding.

6.12. VENUE; JURISDICTION. The parties agree that all actions or proceedings arising in connection with this Agreement and the instruments, agreements and documents executed pursuant to the terms of this Agreement shall be tried, litigated and arbitrated only in the courts of the United States located in the Eastern District of Michigan, the Michigan state courts or the offices of the American Arbitration Association located nearest Southfield, Michigan. The Employee irrevocably accepts for himself and in respect of his property, generally and unconditionally, the jurisdiction of such courts.
         The Employee irrevocably consents to the service of process out of any such courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to him, at his address as set forth in the records of the Company, such service to become effective ten (10) days after such mailing. Nothing in this
         Section 7.12 shall affect the right of any party to serve process in any other manner permitted by law. Employee irrevocably waives any right he may have to assert the doctrine of FORUM NON CONVENIENS or to object to venue to the extent any proceeding is brought in accordance with this Section 7.12.

6.13. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

EMPLOYEE                     ELTRAX SYSTEMS, INC., together with
                             its subsidiaries

                             By:
---------------------           ----------------------------------
John M. Good                       Clunet R. Lewis, Secretary


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